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                                                                    EXHIBIT 10.4


                                                         MEMORANDUM OF AGREEMENT
                                                                     SERTA, INC.

        THIS MEMORANDUM OF AGREEMENT dated this 12th day of January 1995, by and between SERTA, INC., a Delaware corporation, party of the first part, hereinafter sometimes referred to as "Serta," and Sleepmaster L.L.C.


party of the second part, hereinafter sometimes referred to as "Member,"


                                   WITNESSETH:

        WHEREAS, the parties hereto have heretofore entered into a Standard License Agreement under the terms of which the Member has been given the right to manufacture and sell certain articles in accordance with Serta's by-laws, rules, regulations, resolutions and specifications; and

        WHEREAS, under the terms of said Standard License Agreement the Member is also given the right to use certain trade-marks, trade names and labels in connection with the manufacture and sale of said articles; and

        WHEREAS, Serta engages in national advertising of its specification products; and

        WHEREAS, the Member is desirous of gaining the consent of Serta to the use of the word "Serta" in the corporate name or in the firm name and style under which the Member is engaged in the manufacture and sale of such articles in accordance with the terms of said Standard License Agreement; and

        WHEREAS, it is to the mutual advantage of the parties hereto to permit the Member to use the word "Serta" in such corporate or firm name under the restrictions and upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and in further consideration of the execution and delivery of said Standard License Agreement and of the terms, covenants and conditions hereof to be kept and performed by the parties hereto, it is covenanted and agreed as follows:

               (a) The Member shall not appropriate for use or use any corporate name or firm name and style embodying, the word "Serta" in its business done under said Standard License Agreement unless and until the Member has obtained the written consent of Serta to such appropriation or use by the Member of such corporate name or firm name and style.
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               (b) Such corporate name or firm name and style shall be
        sufficiently distinctive so as to prevent the public from confusing such corporate name or firm name and style with the corporate name of Serta or with the corporate name or firm name and style of any other stockholder and licensee of Serta.

               (c) The Member shall, in using such corporate name or firm name and style upon its stationery, billheads and in its advertising, state in substance upon such stationery and billheads and in such advertising that the Member is a member or licensee of Serta, Inc., a Delaware corporation or is engaged in the manufacture and sale of articles in accordance with specifications formulated by Serta.

               (d) The Member hereby consents to the appropriation and use by any other stockholder and licensee of Serta of a corporate name or firm name and style embodying the word "Serta" which is approved by Serta pursuant to an agreement between Serta and such other stockholder and licensee containing the same provisions as contained in this agreement. The Member shall, from time to time, upon request, execute and deliver such documents as may be necessary or proper in Serta's opinion to permit and consent to such appropriation and use by other stockholders and licensees of Serta.

               (e) The Member shall not manufacture and sell any article under any corporate name or firm name and style which includes the word "Serta" unless said article is manufactured and sold in full compliance with Serta's by-laws, rules, regulations, resolutions and specifications.

               (f) The Member shall not manufacture and sell any article under any trade name, trade-mark, or label unless such trade name, trade-mark, or label is adopted and specified by Serta for use generally by all of its licensees and stockholders.

               (g) In the event the Member ceases to be a stockholder of Serta, or in the event the said Standard License Agreement is terminated by reason of some default of the Member in the terms, covenants and conditions of said Standard License Agreement, or in the event of any default by the Member of any of the terms, covenants and conditions of this agreement and such default continues for a period of thirty (30) days after a written demand by Serta upon the Member to remedy such default, then in either such event this agreement shall terminate and the Member shall immediately, upon such termination of said Standard License Agreement, or upon ceasing to be a stockholder of Serta, or upon the expiration of said thirty (30) day period for remedying any default under the terms of this agreement, as the case may be, cease and abandon the use of such corporate name or firm name and style.

               (h) In the event of a termination of this agreement in the manner specified in paragraph (g) hereof, the Member shall, within thirty (30) days of the date of termination of this agreement, cause such corporate name to be changed by deleting the word "Serta" therefrom. In the event such firm name and style can be registered under the provisions of any state law for the exclusive use by the registrant, then, in the event of the termination


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        of this agreement as provided in paragraph (g), the Member shall, within thirty (30) days of such termination, take such legal steps as may be necessary to change the registration of such firm name and style by deleting the word "Serta" therefrom.

               (i) In the event of the termination of this agreement by reason of a default of the Member as herein specified and the Member fails or refuses to cease and desist from the use of such corporate name or firm name and style embodying the word "Serta" therein, or fails and refuses to change such corporate name or such firm name and style by deleting the word "Serta" therefrom, then in either such event Serta shall have the right, without notice to the Member, to obtain an injunction enjoining the Member from the use of any corporate name or firm name and style which embodies the word "Serta" therein.

               (j) In the event Serta desires to become qualified as a foreign corporation in the state or states in which the Member is doing business under such corporate name or such firm name and style, the Member shall, upon request of Serta, execute a written consent to the qualification of Serta in such state or states.

               (k) In the event the Member does not cease from using such corporate name or firm name and style as provided in paragraphs (g) and
        (h) hereof, it is understood and agreed that Serta will suffer material damages, the exact amount of which would be difficult, if not impossible, of ascertainment. Therefore, the Member shall pay to Serta, upon demand, the sum of Twenty-Five Dollars ($25.00) per day as liquidated damages for each and every day in which the Member fails to cease and desist from the use of such corporate name or firm name and style as required by the terms of this agreement. In addition to the foregoing penalty, the Member shall pay to Serta its reasonable costs, expenses and attorneys' fees incurred in and about the collection of such penalty or in and about the obtaining of an injunction against the Member, or in and about any litigation to which Serta is made a party by reason of the fault of the Member.

               (l) In the event the Member is declared a bankrupt, or in the event any corporation organized by the Member under a corporate name embodying the word "Serta" is declared bankrupt, then in either such event this agreement shall be terminated as of the date upon which the Member or such corporation is declared a bankrupt. The occurrence of such event shall constitute a default.


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        IN WITNESS WHEREOF, Serta has caused these presents to be signed in its corporate name by its duly authorized officers, and the Member has caused these presents to be signed in its corporate name or in its firm name and style by its duly authorized officers or partners, as the case may be, all on the day and year first above written.

                                             SERTA, INC.


                                             By      /s/
                                                 ------------------------------
                                                        President.

ATTEST:

        /s/ John Solair
------------------------------------
           Secretary.




               SEAL



                                             SLEEPMASTER L.L.C.


                                             By:     /s/ Charles Schweitzer
                                                 ------------------------------
                                                            President.

ATTEST:

------------------------------------
            Secretary.



               SEAL


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